UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 24, 2014

ACCURIDE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-32483	61-1109077
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7140 Office Circle, Evansville, IN	47715
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (812) 962-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.07.                      Submission of Matters to a Vote of Security Holders

Accuride Corporation (the “Company”) held its Annual Meeting of Stockholders on April 24, 2014, where the stockholders considered five proposals.  The proposals are described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 20, 2014.

Proposal 1: Election of seven (7) directors to hold office until the 2014 Annual Meeting:

	Votes For	Votes Withheld
Robin J. Adams	35,712,274	583,581
Keith E. Busse	35,471,363	824,492
Richard F. Dauch	35,487,459	808,396
Robert E. Davis	35,472,659	823,196
Lewis M. Kling	35,528,704	767,151
John W. Risner	35,528,904	766,951
James R. Rulseh	35,474,909	820,946

Broker Non-Votes: 6,213,697 shares for each director.

All of the foregoing candidates were elected and each received affirmative votes from more than a majority of the shares outstanding.

Proposal 2: The vote on a proposal to ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2014 fiscal year was as follows:

For	Against	Abstain	Broker Non-Votes
42,182,984	235,418	91,150	0

The foregoing proposal was approved.

Proposal 3: The vote on the approval of the Amended and Restated Accuride Corporation Incentive Compensation Plan was as follows:

For	Against	Abstain	Broker Non-Votes
35,718,585	490,914	86,356	6,213,697

The foregoing proposal was approved.  A copy of the Amended and Restated Accuride Corporation Incentive Compensation Plan was provided in the Company’s definitive proxy statement and is attached hereto as Exhibit 99.1.

Proposal 4: The vote on the approval of the Accuride Corporation Second Amended and Restated 2010 Incentive Award Plan was as follows:

For	Against	Abstain	Broker Non-Votes
35,709,004	498,607	88,244	6,213,697

The foregoing proposal was approved.  A copy of the Accuride Corporation Second Amended and Restated 2010 Incentive Award Plan was provided in the Company’s definitive proxy statement and is attached hereto as Exhibit 99.2.

Proposal 5: The advisory vote on the compensation of the Company’s executive officers was as follows:

For	Against	Abstain	Broker Non-Votes
32,096,095	4,113,246	86,514	6,213,697

The foregoing proposal was approved.

Item 9.01.	Financial Statements and Exhibits

(d)           Exhibits

99.1	Amended and Restated Accuride Corporation Incentive Compensation Plan.

99.2	Accuride Corporation Second Amended and Restated 2010 Incentive Award Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCURIDE CORPORATION

Date: April 28, 2014	/s/ Stephen A. Martin
Stephen A. Martin
Senior Vice President / General Counsel